Exhibit 99.1

EXTENDED STAY AMERICA ANNOUNCES THIRD QUARTER 2014 RESULTS

- RevPAR Increases 8.2% -

- Adjusted EBITDA Increases 8.7% -

- Updates 2014 Revenue and Adjusted EBITDA Outlook-

- Accelerates Renovation Plan -

CHARLOTTE, N.C. – November 7, 2014 (BUSINESS WIRE) — Extended Stay America, Inc. (NYSE: STAY) (the “Company”) today announced results for the quarter ended September 30, 2014.

Consolidated Third Quarter 2014 Highlights

•	Revenue increased 7.9% to $338.6 million

•	RevPAR grew 8.2% to $47.72

•	Adjusted EBITDA[1] of $163.1 million increased $13.0 million, or 8.7%

•	Net income of $60.2 million increased $13.6 million, or 29.2%

•	Adjusted Paired Share Income[1] of $59.9 million, or $0.29 per Paired Share

Consolidated Nine Month 2014 Highlights

•	Revenue increased 7.7% to $930.8 million

•	RevPAR grew 7.6% to $44.09

•	Adjusted EBITDA[1] of $433.3 million increased $35.2 million, or 8.8%

•	Net income of $122.6 million increased $24.5 million, or 25.0%

•	Adjusted Paired Share Income[1] of $137.0 million, or $0.67 per Paired Share

Extended Stay America’s Chief Executive Officer, Jim Donald, commented, “Today, we reported third quarter RevPAR growth of approximately 8% and a two-year RevPAR growth of almost 18%. We continued to make significant progress on our strategic initiatives in the quarter and these initiatives have been most effective in our platinum renovated properties which produced nearly 11% RevPAR growth in the quarter. In light of the continued strength of our renovated properties, we now plan to accelerate our remaining renovation schedule which will include 85 additional hotels being renovated in 2015 and a complete renovation of our Extended

[1]	See “Disclosure Regarding Non-GAAP Financial Measures” for a reconciliation of the non-GAAP measures included herein (i.e., EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share).

Stay America® branded hotels by mid-2017. We believe these renovations, in concert with our strategic initiatives to enhance our operations, drive brand awareness and optimize revenue yield will generate significant growth and drive attractive shareholder returns in the coming years.”

Financial and Operating Results

Total revenues for the three months ended September 30, 2014 increased 7.9% over the comparable period in 2013 to $338.6 million. For the nine months ended September 30, 2014, total revenues increased 7.7% over the comparable period in 2013 to $930.8 million.

Revenue per available room (“RevPAR”) for the three months ended September 30, 2014 increased 8.2% over the comparable period in 2013, driven by an improvement in average daily rate (“ADR”) of 7.4% and an increase in occupancy to 79.3% as compared to 78.7% in the comparable period in 2013. ADR growth was driven primarily by a combination of price increases and a shift in customer mix toward shorter stay, higher profit generating guests. For the nine months ended September 30, 2014, RevPAR increased 7.6% over the comparable period in 2013, driven by an increase in ADR of 6.7% and an increase in occupancy to 76.1% from 75.5%.

Hotel operating margin1 for the three months ended September 30, 2014 decreased 120 basis points over the comparable period in 2013 to 53.1%. Hotel operating margin flow-through, defined as the change in hotel operating profit1 divided by the change in total room and other hotel revenues, was 38.1%. After adjusting for $3.4 million of system-wide brand-related costs that were classified as general and administrative expenses last year, hotel operating margin was approximately even with last year, and adjusted flow through was 51.8%. For the nine months ended September 30, 2014, hotel operating margin decreased 90 basis points versus the comparable period in 2013 to 52.1%. Hotel operating margin flow-through was 41.2%. After adjusting for $9.2 million of system-wide brand-related costs that were classified as general and administrative expenses last year, hotel operating margin increased 20 basis points as compared to last year, at 51.9%, and adjusted flow through was 54.8%.

Adjusted EBITDA for the three months ended September 30, 2014 increased $13.0 million to $163.1 million representing an 8.7% increase over the comparable period in 2013. Adjusted EBITDA excludes the gain on the sale of two Hometown Inn properties of $0.9 million, non-cash foreign currency transaction loss of $1.1 million, non-cash equity-based compensation of $2.3 million and other expenses of approximately $1.0 million, which consisted of public company transition costs, costs related to the recently completed secondary offering and loss on disposal of assets. For the nine months ended September 30, 2014, Adjusted EBITDA increased $35.2 million to $433.3 million, an increase of 8.8%.

Net income for the three months ended September 30, 2014 was $60.2 million, compared to net income of $46.6 million in the comparable period in 2013. Income tax expense for the three months ended September 30, 2014 was $19.0 million, compared to $0.4 million in the comparable period in 2013. The year over year income tax expense increase is due to the Company’s post-IPO corporate structure. For the nine months ended September 30, 2014, net income was $122.6 million, compared to $98.0 million in the comparable period in 2013.

Adjusted Paired Share Income for the three months ended September 30, 2014 was $59.9 million, or $0.29 per diluted Paired Share. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated entity, whose representative equity security is a Paired Share. A Paired Share entitles holders to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc. For the nine months ended September 30, 2014, Adjusted Paired Share Income was $137.0 million, or $0.67 per diluted Paired Share.

Capital

The Company invested $40.2 million in capital expenditures during the third quarter of 2014, and $125.9 million year-to-date, which includes capital renovations, regular maintenance capital and information technology projects.

Total capital expenditures for 2014 are expected to be approximately $170 to $180 million.

Dividend

On November 7, 2014, the Board of Directors of ESH Hospitality, Inc., the Company’s subsidiary, declared a cash dividend of $0.15 per share for the third quarter 2014, payable to ESH Hospitality, Inc.’s Class A and Class B common shareholders. The dividend will be payable on December 5, 2014 to shareholders of record as of November 20, 2014.

2014 Outlook

The Company is updating its outlook for 2014 as follows:

•	Total revenues are expected to increase 6.8% to 7.3% to approximately $1.210 to $1.216 billion

•	Adjusted EBITDA is expected to range between $550 to $560 million, representing approximately 6% to 8% growth over 2013

•	Depreciation and amortization of approximately $185 to $188 million

•	Interest expense of approximately $150 million

•	Non-cash foreign currency transaction loss of $2.8 million

•	Net income is anticipated to range from approximately $145.5 to $154.9 million

Disclosure Regarding Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share, which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these financial measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and other capital-intensive companies. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share are not recognized terms under U.S. GAAP. Because certain companies do not calculate EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share in the same way, and because certain other companies may not perform such calculations, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net income calculated in accordance with U.S. GAAP. The Company’s presentation of EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share does not replace the presentation of the Company’s financial results in accordance with U.S. GAAP.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2014 performance, and flexibility, debt reduction and dividend growth, as such, may involve known and unknown risks, uncertainties and other factors that will cause the Company’s actual results or performance to differ from those projected in the forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the SEC on March 20, 2014 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 682 hotels in the U.S. and Canada comprising approximately 76,000 rooms and employs approximately 10,000 employees in its hotel properties and headquarters. The Company’s core brand Extended Stay America®, serves the mid-priced extended stay segment. Visit www.extendedstay.com for more information about the Company and its services.

Contacts
Investors:	Media:
Kay Sharpton (980) 345-1546	Terry Atkins (980) 345-1546
investorrelations@extendedstay.com	tatkins@extendedstay.com

EXTENDED STAY AMERICA, INC.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(In thousands)

(Unaudited)

Three Months Ended					Nine Months Ended
September 30,					September 30,
2014		2013	% Variance		2014		2013	% Variance
				REVENUES:
$333,970		$308,077	8.4%	Room revenues	$917,286		$849,654	8.0%
4,583		5,297	(13.5)%	Other hotel revenues	13,497		13,562	(0.5)%
—		279	n/m	Management fees, license fees and other revenues	—		830	n/m

338,553		313,653	7.9%	Total revenues	930,783		864,046	7.7%
				OPERATING EXPENSES:
159,125		144,931	9.8%	Hotel operating expenses	448,253		408,019	9.9%
19,579		24,534	(20.2)%	General and administrative expenses	64,227		68,678	(6.5)%
47,124		42,669	10.4%	Depreciation and amortization	139,401		124,523	11.9%
(864)		—	n/m	Gain on sale of hotel properties	(864)		—	n/m
—		185	n/m	Managed property payroll expenses	—		565	n/m
—		—	n/m	Restructuring expenses	—		605	n/m
—		—	n/m	Acquisition transaction expenses	—		110	n/m
—		1,942	n/m	Impairment of long-lived assets	—		3,330	n/m

224,964		214,261	5.0%	Total operating expenses	651,017		605,830	7.5%
1		643	n/m	OTHER INCOME	272		659	n/m

113,590		100,035	13.6%	INCOME FROM OPERATIONS	280,038		258,875	8.2%
1,058		—	n/m	OTHER NON-OPERATING EXPENSE	2,837		—	n/m
33,377		53,010	(37.0)%	INTEREST EXPENSE, NET	116,464		157,851	(26.2)%

79,155		47,025	68.3%	INCOME BEFORE INCOME TAX EXPENSE	160,737		101,024	59.1%
18,970		447	n/m	INCOME TAX EXPENSE	38,187		2,990	n/m

60,185		46,578	29.2%	NET INCOME	122,550		98,034	25.0%
(16,310)	(1)	(422)	n/m	NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(24,649	) (1)	(860)	n/m

$43,875		$46,156	(4.9)%	NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS OR MEMBERS	$97,901		$97,174	0.7%

(1)	Noncontrolling interests of Extended Stay America, Inc. include approximately 45% of ESH Hospitality, Inc.’s common equity and 125 shares of ESH Hospitality, Inc. preferred stock.

n/m = not meaningful

Consolidated Balance Sheet Data (In thousands) (Unaudited)
	September 30,	December 31,
	2014	2013
Cash and cash equivalents	$20,431	$60,457
Restricted cash	$161,105	$47,339
Total assets	$4,508,391	$4,449,687
Total debt	$2,912,477	$2,926,045
Total equity	$1,392,403	$1,341,208

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(In thousands)

(Unaudited)

Three Months Ended September 30,				Nine Months Ended September 30,
2014	2013			2014	2013
$60,185	$46,578		Net income	$122,550	$98,034
33,377	53,010		Interest expense, net	116,464	157,851
18,970	447		Income tax expense	38,187	2,990
47,124	42,669		Depreciation and amortization	139,401	124,523

159,656	142,704		EBITDA	416,602	383,398
2,283	642		Non-cash equity-based compensation	7,173	3,388
1,058	—		Other non-operating expense	2,837	—
(864)	—		Gain on sale of hotel properties	(864)	—
—	—		Restructuring expenses	—	605
—	—		Acquisition transaction expenses	—	110
—	1,942		Impairment of long-lived assets	—	3,330
969 (1)	4,781	(2)	Other expenses	7,561 (3)	7,277	(4)

$163,102	$150,069		Adjusted EBITDA	$433,309	$398,108

8.7%			Adjusted EBITDA % growth	8.8%

(1)	Includes public company transition costs of approximately $0.8 million, including approximately $0.6 million in secondary offering costs and loss on disposal of assets of approximately $0.2 million.
(2)	Includes costs related to preparations for our initial public offering of approximately $3.2 million and loss on disposal of assets of approximately $1.6 million.
(3)	Includes public company transition costs of approximately $3.2 million, including approximately $1.5 million in secondary offering costs, consulting fees of approximately $1.9 million related to implementation of our new strategic initiatives, including review of our corporate infrastructure and loss on disposal of assets of approximately $2.5 million.
(4)	Includes costs related to preparations for our initial public offering of approximately $5.3 million and loss on disposal of assets of approximately $2.0 million.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO PAIRED SHARE INCOME,

ADJUSTED PAIRED SHARE INCOME AND ADJUSTED PAIRED SHARE INCOME PER PAIRED SHARE

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(In thousands, expect per Paired Share amounts)

(Unaudited)

Three Months Ended September 30,					Nine Months Ended September 30,
2014		2013			2014		2013
$43,875		$46,156		Net income attributable to common shareholders or members	$97,901		$97,174
16,306		—	(1)	Noncontrolling interests attributable to Class B common shares of ESH REIT	24,637		—	(1)

60,181		46,156		Paired Share Income	122,538		97,174
—		—		Debt extinguishment costs	7,185		—
281		—		Other non-operating expense	2,158		—
(659)		—		Gain on sale of hotel properties	(659)		—
—		—		Restructuring expenses	—		576
—		—		Acquisition transaction expenses	—		105
—		1,923		Impairment of long-lived assets	—		3,245
76	(2)	4,733	(3)	Other expenses	5,761	(4)	7,112	(5)

$59,879		$52,812		Adjusted Paired Share Income	$136,983		$108,212

$0.29		$0.31		Adjusted Paired Share Income per Paired Share – basic	$0.67		$0.64

$0.29		$0.31		Adjusted Paired Share Income per Paired Share – diluted	$0.67		$0.63

203,593		170,433		Weighted average Paired Shares outstanding – basic	203,449		170,387

204,540		171,825		Weighted average Paired Shares outstanding – diluted	204,492		171,855

(1)	Prior to the change in our legal and entity structure in November 2013, which occurred in connection with Extended Stay America, Inc.’s and ESH Hospitality, Inc.’s initial public offering, no portion of noncontrolling interests represented interests attributable to the Class B common shares of ESH Hospitality, Inc.
(2)	Includes public company transition costs of approximately $0.8 million pre-tax, including approximately $0.6 million pre-tax in secondary offering costs and loss on disposal of assets of approximately $0.2 million pre-tax, which total approximately $0.1 million after-tax.
(3)	Includes costs related to preparations for our initial public offering of approximately $3.2 million pre-tax and loss on disposal of assets of approximately $1.6 million pre-tax, which total approximately $4.7 million after-tax.
(4)	Includes public company transition costs of approximately $3.2 million pre-tax, including approximately $1.5 million pre-tax in secondary offering costs, consulting fees of approximately $1.9 million pre-tax related to implementation of our new strategic initiatives, including review of our corporate infrastructure and loss on disposal of assets of approximately $2.5 million pre-tax, which total approximately $5.8 million after-tax.
(5)	Includes costs related to preparations for our initial public offering of approximately $5.3 million pre-tax and loss on disposal of assets of approximately $2.0 million pre-tax, which total approximately $7.1 million after-tax.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(In thousands)

(Unaudited)

Three Months Ended September 30,							Nine Months Ended September 30,
2014		2013		% Variance			2014		2013		% Variance
$333,970		$308,077		8.4%		Room revenues	$917,286		$849,654		8.0%
4,583		5,297		(13.5)%		Other hotel revenues	13,497		13,562		(0.5)%

338,553		313,374		8.0%		Total hotel revenues	930,783		863,216		7.8%
158,914	(1)	143,338	(2)	10.9%		Hotel operating expenses	445,756	(3)	406,057	(4)	9.8%

$179,639		$170,036		5.6%		Hotel operating profit	$485,027		$457,159		6.1%

53.1%		54.3%		-120	bps	Hotel operating margin	52.1%		53.0%		-90	bps

(1)	Excludes loss on disposal of assets of approximately $0.2 million.
(2)	Excludes loss on disposal of assets of approximately $1.6 million.
(3)	Excludes loss on disposal of assets of approximately $2.5 million.
(4)	Excludes loss on disposal of assets of approximately $2.0 million.

EXTENDED STAY AMERICA, INC.

KEY OPERATING METRICS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(Unaudited)

Three Months Ended September 30,					Nine Months Ended September 30,
2014	2013	% Variance			2014	2013	% Variance
682	682	0.0%		Number of hotels	682	682	0.0%
76,000	75,928	0.1%		Number of rooms	76,000	75,928	0.1%
79.3%	78.7%	60	bps	Occupancy	76.1%	75.5%	60	bps
$ 60.14	$56.01	7.4%		ADR	$57.95	$54.31	6.7%
$ 47.72	$44.09	8.2%		RevPAR	$44.09	$40.98	7.6%

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

FULL YEAR 2013 AND 2014 OUTLOOK

(In thousands)

(Unaudited)

Year Ended December 31, 2013			Year Ended December 31, 2014 Outlook
Actual			Low	High
$82,656		Net income	$145,485	$154,909
234,459		Interest expense, net	150,000	150,000
(4,990)		Income tax (benefit) expense	45,942	48,918
168,053		Depreciation and amortization	188,000	185,000

480,178		EBITDA	529,427	538,827
20,168		Non-cash equity-based compensation	9,000	10,000
—		Other non-operating expense	2,837	2,837
—		Gain on sale of hotel properties	(864)	(864)
605		Restructuring expenses	—	—
235		Acquisition transaction expenses	—	—
3,330		Impairment of long-lived assets	—	—
14,094	(1)	Other expenses	9,600 (2)	9,200 (2)

$518,610		Adjusted EBITDA	$550,000	$560,000

		Increase over 2013 Adjusted EBITDA	6.1%	8.0%

(1)	Includes costs related to preparations for our initial public offering of approximately $11.2 million and loss on disposal of assets of approximately $2.9 million.
(2)	Includes public company transition costs, secondary offering costs, consulting fees and loss on disposal of assets.